Exhibit 23.5

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Leucadia National Corporation and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the consolidated financial statements of Berkadia LLC as of December 31, 2003 and 2002 and for the years then ended, included in Leucadia National Corporation's Form 10-K, as amended, for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Phoenix, Arizona
June 14, 2005